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EXHIBIT 10.45

                               GUARANTY AGREEMENT

                  THIS GUARANTY AGREEMENT (the "Guaranty") is made by Louis J. Nicholas (the "Guarantor") as of August 31, 1998, to and for the benefit of United American Healthcare Corporation (the "Beneficiary"). In consideration of these presents and of other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Guarantor gives the following guaranty to the Beneficiary and the Beneficiary's successors and assigns:

                   1. Purpose. The Beneficiary and CHFA, Inc. (the "Company") have entered into that certain Stock Purchase Agreement, dated this date (the "Agreement"), relating to the purchase by CHFA of all of the issued and outstanding stock of Corporate Healthcare Financing, Inc., in exchange for the execution and delivery by the Company of that certain secured promissory note, dated this date, payable to the order of the Beneficiary in the principal amount of $13,250,000 (the "Note"), among other consideration. Guarantor is a principal stockholder of the Company. To induce, and as a condition of, the execution and delivery of the Agreement by Beneficiary, the Guarantor has agreed to guarantee the full and prompt payment when due of the first Four Million, Five Hundred Thousand Dollars ($4,500,000) due under the Note (the "Obligations"). The Beneficiary agrees that the amount of the Obligations subject to this Guaranty shall be reduced dollar for dollar by the amount of any payments of any kind or nature made (i) by the Company pursuant to the Note; or (ii) by the Guarantor pursuant to this Guaranty, other than pursuant to Section 12 hereof (and such reduced amount from time to time shall then constitute the "Obligations" hereunder).

                   2. Guaranty. The Guarantor unconditionally and irrevocably guarantees the due and punctual payment in full of the Obligations when and as due in accordance with the terms and conditions of the Note. If the Company fails to pay the Obligations when due under the Note and after the expiration of any applicable grace and cure periods, the Guarantor shall pay or satisfy on demand in full and all of the Obligations. The Guarantor represents and warrants to the Beneficiary that: (i) the Guarantor has full power, authority and legal right to execute and deliver, and to perform the Obligations under this Guaranty; and (ii) this Guaranty has been duly executed and delivered by the Guarantor and constitutes a legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to (a) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, equitable subordination or other similar laws relating to or affecting the rights of creditors generally, and (b) the exercise of judicial discretion in accordance with public policy limitations and general principles of equity, regardless of whether considered in a proceeding at law or in equity.

                   3. Nature of the Guaranty. The guaranty of the Guarantor hereunder shall be direct, immediate, and primary and is one of payment and performance and not just collection or surety.

                   4. The Beneficiary Need Not Pursue Rights Against the Company. The Beneficiary shall be under no obligation to pursue the Beneficiary's rights against the Company or any collateral securing the Obligations before pursuing the Beneficiary's rights against the Guarantor.

                   5. Rights of the Beneficiary to Deal With Guarantor. The Guarantor hereby consents to any and all agreements between the Beneficiary and the Company or between the Beneficiary and any person who has guaranteed or secured, in whole or in part, the payment of the Obligations, and any and all amendments and modifications thereof, whether presently existing or hereafter made. The Beneficiary may without compromising, impairing, diminishing, or in any way releasing the Guarantor from the Guarantor's obligations hereunder, and without notifying or obtaining the prior approval of the Guarantor, at any time or from time to time: (a) waive or excuse a default or defaults by the Company or any person who has guaranteed or secured, in whole or in part, any of the Obligations, or delay in exercising any or all of the Beneficiary's rights or remedies with respect to such default or defaults; (b) grant extensions of time for payment by the Company or any person who has guaranteed or secured, in whole or in part, any of the Obligations; (c) release, substitute, exchange, surrender, or add collateral of the Company or of any person who has guaranteed or secured, in whole or in part, any of the Obligations, or waive, release, or subordinate, in whole or in part, any lien or security interest held by the Beneficiary on any real or personal property securing payment, in whole or in part, of the Obligations; (d) release the Company or any person who has guaranteed or secured, in whole or in part, any of the Obligations; or (e) modify, change, renew,
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extend, or amend, in any respect, the Beneficiary's agreements with the Company or any person who has guaranteed or secured, in whole or in part, any of the Obligations, or any document, instrument, or writing, embodying or reflecting the same.

                   6. Waivers by the Guarantor. Except for any notice requirements and any cure periods provided in the Note with respect to the Obligations, the Guarantor waives: (a) any and all notices whatsoever with respect to the enforceability of this Guaranty or with respect to any of the Obligations, including, but not limited to, the notice and enforceability of (i) the Beneficiary's acceptance hereof or the Beneficiary's intention to act, or the Beneficiary's action, in reliance hereon; and (ii) any default by the Company or any surety, pledgor, grantor of security, guarantor or other person who has guaranteed or secured, in whole or in part, the Obligations; and (b) (i) presentment, protest and demand for payment, notice of protest, notice of dishonor and nonpayment of any sum due from the Company or any person who has guaranteed or secured, in whole or in part, any of the Obligations; (ii) notice of default by the Company or any person who has guaranteed or secured, in whole or in part, any of the Obligations; and (iii) demand for performance by the Company or any person who has guaranteed or secured, in whole or in part, any of the Obligations.

                   7. Default. Following any event constituting an "Event of Default" (as defined in the Note) with respect to the Obligations under the Note (after giving effect to any notice requirements and the passage of any cure periods provided therein), the Guarantor shall pay to the Beneficiary, upon demand, the lesser of (i) the entire amount of the Obligations, or (ii) all amounts due under the Note.

                   8. Nature of Guarantor's Liability; Remedies Cumulative. The liability of the Guarantor under this Guaranty is absolute and unconditional, not subject to any counterclaim, recoupment, setoff, reduction or defense, without regard to the liability of any other person, and shall not in any manner be affected by reason of any action taken or not taken by the Beneficiary, nor by the partial or complete unenforceability or invalidity of the Note or any other instrument, agreement, promissory note or document referred to therein or reflecting, securing or evidencing the obligations described therein, or any other guaranty or surety agreement, pledge, assignment or other security for any of the Obligations. This Guaranty shall remain in full force and effect until the Obligations have been paid in full. No delay in making demand on the Guarantor for satisfaction of the Guarantor's liability hereunder shall prejudice the Beneficiary's right to enforce such satisfaction. All of the Beneficiary's rights and remedies shall be cumulative and any failure of the Beneficiary to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time, and from time to time, thereafter.

                   9. Binding Nature. This Guaranty shall inure to the benefit of and be enforceable by the Beneficiary, the Beneficiary's successors and assigns, as the case may be, and shall be binding upon and enforceable against the Guarantor and the Guarantor's heirs, executors, administrators, personal representatives, successors and assigns.

                  10. Invalidity of Any Part. If any provision or part of any provision of this Guaranty shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions or the remaining part of any effective provisions of this Guaranty and this Guaranty shall be construed as if such invalid, illegal, or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

                  11. Choice of Law. This Guaranty shall be construed, interpreted, and enforced in accordance with the laws of the State of Maryland, without regard to principles of conflicts of law.

                  12. Costs of Collection. The Guarantor agrees to pay, in addition to the Obligations, all costs and expenses (including attorney fees) incurred by Beneficiary in enforcing its rights and collecting or attempting to collect from the Guarantor any or all amounts due hereunder.

                  13. Reinstatement. To the extent that any of the first Four Million, Five Hundred Thousand Dollars ($4,500,000) due under the Note has been paid by the Company to the Beneficiary, and thereafter any of such payments have been rescinded and restored by any holder of the Note (such amount restored, the "Restoration Payment"), whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Obligations of the Guarantor under this Guaranty shall be automatically reinstated solely to the extent of the amount of the Restoration Payment; provided, however, that the amount of the Obligations of the Guarantor under this Guaranty shall never exceed an amount determined by subtracting the amount of all payments Guarantor has made hereunder
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(excluding amounts paid pursuant to Section 12 hereof) from Four Million, Five
Hundred Thousand Dollars ($4,500,000).

                  14. Subordination. Any indebtedness of the Company now or hereafter held by the Guarantor on account of any payment made by the Guarantor pursuant to this Guaranty is hereby subordinated to the indebtedness of the Company to the Beneficiary. No such indebtedness of the Company to the Guarantor shall be paid unless and until all amounts due Beneficiary under the Note and that certain unsecured promissory note of even date herewith have been paid in full. Prior to the transfer by the Guarantor of any agreement, note or negotiable instrument evidencing any such indebtedness of the Company to the Guarantor, the Guarantor shall mark such agreement, note or negotiable instrument with a legend that the same is subject to this subordination.

                  15. Termination. Except with respect to Section 14 hereof, this Guaranty, the guarantee hereunder and all of Guarantor's duties, obligations and covenants hereunder shall terminate when all of the Obligations shall have been fully paid.

                  IN WITNESS WHEREOF, the Guarantor has duly executed this Guaranty under seal as of the date set forth above, with the specific intention that this Guaranty constitute an instrument under seal.

WITNESS:


--------------------------          ----------------------(SEAL)
                                    Louis J. Nicholas